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                 THIRD AMENDMENT TO TENET HEALTHCARE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     This Third Amendment to the Tenet Healthcare Corporation Supplemental Executive Retirement Plan (the "Amendment") is made, entered into and effective as of January 28, 1997.

                                    RECITALS

     A. Tenet Healthcare Corporation, a Nevada corporation formerly known as National Medical Enterprises, Inc. ("Tenet") adopted the Supplemental Executive Retirement Plan (the "Plan") on November 1, 1984, and amended the Plan on May 21, 1986, April 24, 1994, and July 25, 1994.

     B. Section 5.4 of the Plan provides that Tenet reserves the right, in its sole discretion, to amend the Plan.

     C.   Tenet desires to amend the Plan as more particularly described below.

     NOW, THEREFORE, intending to be legally bound, Tenet hereby amends the Plan as follows:

                                    AMENDMENT

     1. Section 2.10 of the Plan is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "2.10 EARNINGS. "Earnings" means the base salary paid to a Participant by Tenet or a Subsidiary, excluding bonuses, car and other allowances and other cash and non-cash compensation. However, for all Participants actively at work on or after February 1, 1997 as full-time, regular employees, "Earnings" means the base salary and annual cash bonus paid to a Participant by Tenet or a Subsidiary excluding car and other allowances and other cash and non-cash compensation."

     2. Section 2.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "2.14 EXISTING RETIREMENT BENEFIT PLANS ADJUSTMENT FACTOR. "Existing Retirement Benefit Plans Adjustment Factor or Factors" means the assumed benefit the Participant would be eligible for under Social Security and all retirement plans of Tenet and its Subsidiaries whether

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          or not he participates in such plans.  This Factor will be used for calculating all benefits under the Plan and is a projection of the benefits payable under the Social Security regulations in effect June 1, 1984, and retirement plans of Tenet in effect on June 1, 1984, or the participant's Date of Enrollment in the Plan, if later. Once established for a Participant this Factor will not thereafter be altered to reflect any reduction in benefits under Social Security. This Factor will be adjusted to reflect changes in benefits under Tenet retirement plans if a Participant is transferred to different retirement plans or the Company contribution to a retirement plan is increased or decreased from the percentage used for original calculation of the Participant's Factor or the Participant becomes eligible for other retirement plans adopted by the Company which would provide benefits greater or less than the Plan considered in calculating the Participant's original Factor, except that such Factor for Participant's who are regular, full-time employees actively at work with the Company on April 1, 1994, with the corporate office or a division or Subsidiary that is not announced as a discontinued operation shall be revised based upon the Participant's actual base salary as of April 1, 1994, but no Factor will be increased as a result of revision of the Factor to use the base salary as of April 1, 1994; provided, however, for a Participant who is a full-time, regular employee actively at work on or after February 1, 1997, the Existing Retirement Benefit Plans Adjustment Factor shall be applied only to the base salary component of Final Average Earnings."

     3. Section 2.15 of the Plan is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "2.15 FINAL AVERAGE EARNINGS. "Final Average Earnings" means the lesser of (i) Actual Final Average Earnings, or
          (ii) if the Participant has completed at least sixty (60) months of service, Projected Final Average Earnings; however, for a Participant who is actively at work as a full-time, regular employee on or after February 1, 1997 "Final Average Earnings" means Actual Final Average Earnings."

     4. Section 3.2(a)(iii) is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "3.2(a)(iii) To arrive at the payments to commence at age 65 for a Participant whose termination occurs prior to February 1, 1997 the amount calculated under paragraphs a(i) and a(ii) of this Section 3.2 will be reduced by 0.42% for each month Early Retirement commences before age 62. To arrive at the payments to commence

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          at age 65 for a Participant who is actively at work as a
          full-time, regular employee on or after February 1, 1997, the amount calculated under paragraphs a(i) and a(ii) of this Section 3.2 will be reduced by 0.25% for each month Early Retirement commences before age 62."

     5. Section 3.2(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "3.2(b) Upon the written request of a Participant prior to termination of employment, the Committee, in its sole and absolute discretion, may authorize payment of the Early Retirement Benefit at a date prior to the Participant's attainment of age 65; provided, however, that in such event the amount calculated under paragraphs a(i) and a(iii) of this Section 3.2 shall be further reduced by 0.42% for each month that the date of the commencement of payment precedes the date on which the Participant will attain age 62; however, for a Participant who is actively at work as a full-time, regular employee on or after February 1, 1997, the amount of further reduction under paragraphs a(i) and a(iii) of this Section 3.2 shall be 0.25% for each month that the date of commencement of payment precedes the date on which the Participant will attain age 62."

     6. Section 3.4(c)(iii) is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "3.4(c)(iii) If a Participant, who has a vested interest under Section 3.3, dies while still actively employed by Tenet or a Subsidiary or on Disability before he was eligible for Early Retirement, his Surviving Spouse or Eligible Children shall be entitled at the Participant's death to receive 50% of the Retirement Benefit (in accordance with Sections 3.5 and 3.6) calculated as if the Participant was age 55 and eligible for Early Retirement on the day before the Participant's death; provided, however, that the combined reductions for Early Retirement and early payment shall not exceed 21% of the amount calculated under paragraphs a(i) and a(ii) of Section 3.2."

     7. Section 3.4(d) is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "3.4(d) To arrive at the payments to commence at age 65, the amount calculated under paragraphs (a), (b), (c)(i) and
          (c)(ii) of this Section 3.4 will be reduced by the maximum percentage reduction for Early Retirement at age 55 (i.e., 21%)."

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     8.   Section 3.8(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

          "3.8(b) For a Participant who is a regular, full-time employee actively at work on April 1, 1994, with the corporate office or a division or a Subsidiary which has not been declared to be a discontinued operation, who has not yet begun to receive benefit payments under the Plan and whose employment is Terminated without cause or who voluntarily Terminates Employment following (a) a material downward change in the functions, duties, or responsibilities which reduce the rank or position of the Participant, (b) (i) a reduction in the Participant's annual base salary, or (ii) a material reduction in the Participant's annual incentive plan bonus payment other than for financial performance as it broadly applies to all similarly situated active Participants in the same plan, or
          (iii) a material reduction in the Participant's retirement or supplemental retirement benefits that does not broadly apply to all active Participant's in the same plan, or (c) a transfer of a Participant's office to a location that is more than fifty (50) miles from the Participant's current principal office location, if such Termination of Employment occurs within two years following a Change of Control of Tenet while this Plan remains in effect, the provisions of
          Section 3.8(a) above shall not apply and (i) a Participant's Early or Normal Retirement Benefits under this Plan (a) will be determined on the basis of (I) receiving full Prior Service Credit under Sections 3.1 and 3.2 for all Years of Service prior to his or her Date of Enrollment and (II) being credited with three additional years to his or her Years of Service (with total Years of Service not to exceed 20 years) and (b) will be fully vested in the Participant without regard to his or her Years of Service with Tenet and its Subsidiaries, (ii) will be determined by replacing the definition of "Earnings" under Section 2.10 hereof with the following "the base salary and the annual cash bonus paid to a Participant by Tenet or a Subsidiary, excluding (A) any cash bonus paid under the LTIP, (B) any car and other allowances and (C) other cash and non-cash compensation", and (iii) notwithstanding any other provision of this Plan to the contrary, a Participant will be entitled to receive the Normal Retirement Benefit on or after the age of 60, without reduction, and after the age of 55 with a reduction of 0.25% per month for each month for which the benefit commences to be paid prior to the Participant's attaining the age of 60 and after the age of 50 with the foregoing reduction from age 60 to age 55 and with a reduction to 0.56% per month for each month for which the benefit commences to be paid prior to the Participant's attaining the age of 55. No other reductions set forth in Sections 3.2(a)(iii) and 3.2(b) will apply."

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     9.   The Plan, as amended by this Amendment, remains in full force and effect.

     IN WITNESS WHEREOF, Tenet has signed this Amendment as of the date set forth above.

                                        Tenet Healthcare Corporation


                                        By:    /s/ Richard B. Silver
                                           -------------------------------------
                                        Name:   Richard B. Silver
                                        Title:  Assistant Secretary